PROMISSORY NOTE

The Maximum Aggregate Note Amount
is: US $1,000,000.00                                   Date: as of July _ , 1998

In this Note, the words "the Lender" mean The Venezuela Recovery Fund N.V. The undersigned" shall mean New Era Foods, Inc.

1.       Payment of Note Amount.

For value received and pursuant to the terms of a Term Sheet annexed to a Fee Letter Agreement dated as of July 14, 1998 between the Lender and the undersigned, the terms and conditions of which are incorporated herein by reference, the undersigned promises to pay to the order of the Lender the principal amount of each loan or extension of credit (each an "Advance") together with accrued interest thereon on the Maturity Date of such Advance; provided, however, that no Advance shall be drawn-down which would extend beyond the expiration date of the facility which is one year from the date of this Note. Advances shall be in a minimum amount of U.S.$50,000.00.

Within the limits of the Note Amount, the undersigned may borrow, repay and reborrow subject to the terms and conditions set forth herein and in the Term Sheet and Fee Letter Agreement. This Note shall (i) also benefit from the unconditional Guaranties to be issued by Synergy Brands Inc. and Tenda Corporation and (ii) be secured by a first priority security interest in all of the undersigned's personal property, including its inventory and accounts receivable. All Advances shall also be secured by negotiable warehouse receipts issued to the order of (or duly endorsed to) the Lender and the full set of negotiable bills of lading shall be issued to the order of the Lender.

2.       Payment of Interest.

a. The undersigned will pay interest on the unpaid principal amount of each Advance from the date thereof until repaid in full at 12% per annum for each Interest Period, as that term is hereafter defined.

b. Interest shall be computed for the actual number of days elapsed on the basis of a 360 day year. Interest shall be payable in arrears on the last day of each month during the Interest Period applicable to each Advance. In addition, after maturity of any Advance made pursuant to this Note or demand for payment thereof, interest shall-be payable on demand.

c. Overdue portions of principal or interest on the Note Amount shall bear interest for each day from the due date thereof until paid in full at a rate per annum equal 3.00% above the rate of interest on the Advance, such interest to be payable on demand.

d. The proceeds of all Advances shall be made available to the undersigned in immediately available funds by transferring the funds in accordance with the undersigned's instructions. Advances require at least two business days' advance notice. As used in this Note, the term "business day" shall mean any day on which the Lender is open for business.

e.       Each  Advance,  all  maturity  dates,   interest  rates  and  principal
         repayments thereof shall be recorded on the internal records of the Lender which shall be conclusive absent manifest error. The Lender shall have no duty to reflect any Advance or the terms and conditions thereof on the grid annexed to this Note. However, prior to any transfer of, or any action to collect this Note, the then outstanding principal amount and interest rate on the Advances shall be endorsed on the grid annexed to this Note, together with the date of such endorsement. Any such endorsement shall constitute prima facie evidence of the accuracy of the information so endorsed.

f. Any Advance may be prepaid at any time in whole or in part by the undersigned on the last day of an Interest Period, provided it shall have given the Lender prior written notice thereof at least fifteen days prior to any such prepayment. Such notice shall be irrevocable.

                                     -E-1-
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3.      Payment of Costs and Expenses.

The undersigned agrees to pay the Lender's costs and expenses (including attorneys' fees) incurred by it in connection with the administration or enforcement of this Note and in collecting any amounts due hereunder.

4.      Place and Means of Payment; Holidays,

Payment of the Note Amount and interest shall be made at the Lender's office in New York City or at such other office as may be designated by the Lender in lawful money of the United States of America and in immediately available funds. Whenever any payment to be made pursuant to this Note shall be due on a Saturday, Sunday or other day on which banks are authorized to close under the laws of the State of New York ' such payment may be made on the next succeeding business day and any extension of time shall be included in computing interest, if any, with respect to such payment.

5.      Acceleration.

a. The Bank may in its sole discretion and at any time upon its first demand made to the undersigned declare all amounts payable pursuant to this Note immediately due and payable, whereupon the same shall become so due and payable if any of the following events shall occur:

         the undersigned or any guarantor or endorser of this Note or any institution which has provided collateral security for the obligations assumed hereby or otherwise placed funds with the Bank (A) defaults in the payment when due of, or otherwise defaults in the performance of, any obligation to the Bank or to any other person or entity; (B) has made or makes to the Bank any representation or warranty or any statement that proves to have been incorrect or misleading in any material respect when made; (C) the undersigned (and not a guarantor) fails to pay when due any other indebtedness for borrowed money, the maturity of any such indebtedness is accelerated or an event occurs which, with notice or lapse of time or both, would permit acceleration of such indebtedness; (D) is dissolved or is a party to any merger or consolidation or sells or otherwise disposes of all or substantially all of its assets without the written consent of the Bank; (E) challenges, or institutes any proceedings, or any proceedings are instituted to challenge, the validity, binding effect or enforceability of this Note, any guaranty or endorsement of this Note or any other obligation to the Bank; (F) makes any payment on account of any indebtedness subordinated to this Note in contravention of the terms of such subordination; (G) fails to furnish information upon request of the Bank, or permit inspection of its books and records by the Bank upon reasonable notice having been given therefor; or (H) the undersigned (and not a guarantor) creates, without the written consent of the Bank, a security interest in or lien upon, or an attachment or levy is made upon, any of its assets, or a judgment is rendered against it which would have a material adverse effect on its assets, business or properties.

b. All amounts payable pursuant to this Note shall be . immediately due and payable, without presentment, demand, protest or notice of any kind, if the undersigned (or any of the undersigned) or any guarantor or endorser of this Note (i) becomes insolvent or unable to meet its debts as they mature or is generally not paying its debts as they become due, or suspends or ceases its present business, or a custodian, as defined in Title 11 of the United States Code, of substantially all of its property shall have been appointed or taken possession, or (ii) commences, or has commenced against it, a case under such Title 11, or any proceeding under any other federal or state or foreign bankruptcy, insolvency or other law relating to the relief of debtors, the readjustment, composition or extension of indebtedness or reorganization.

6.      Definitions.

As used in this Note, the following term shall have the following meaning:

a. "Interest Period" shall mean the period commencing with any Advance and continuing for 30, 60 or 90 days as the undersigned may request from time to time and as the Lender may agree.

                                     -E-2-

         Notwithstanding the foregoing, each Interest Period that would otherwise end on a day that is not a business day shall end on the next succeeding business day (or, if such next succeeding business day falls in the next succeeding calendar month, on the next preceding business day).

7.      Waivers; Governing Law; Jurisdiction; Service of Process.

a. THIS NOTE SHALL BE GOVERNED BY AND INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE UNDERSIGNED WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE LENDER AND THE UNDERSIGNED.

b. The undersigned waives presentment, protest, notice of dishonor and the right to assert in any action or proceeding with regard to this Note, offsets or counterclaims which the undersigned may have. No failure or delay by the Lender in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right.

c. The undersigned agrees that any suit, action or proceeding ("Proceedings") arising out of or in connection with this Note may be brought in any New York State or U.S. Federal court sitting in New York City or such other forum as the Lender may select and submits for itself and its assets to the non-exclusive jurisdiction of each such court and waives any objection which it may have now or hereafter to the laying of the venue of any such Proceedings in any such court and any claims that any such Proceedings have been brought in an inconvenient forum.

d. The undersigned agrees that any complaint, judgment or other notice of process shall be sufficiently and, effectively served on it if a copy thereof is mailed by registered or certified mail, postage prepaid, return receipt requested to it at its address indicated on the signature page hereof, or at such other address as the undersigned shall notify the Lender in writing.

e. The undersigned agrees that a judgment in any Proceeding to which the time for filing an appeal has expired, or-if appealed, has been decided on appeal in a final judgment or judgments, brought in any New York State or U.S. Federal court sitting in New York City shall be conclusive and binding upon it and may be enforced in any other courts to the jurisdiction of which it is or may be subject by a suit upon such judgment; a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its indebtedness.

                                     -E-3-

f. The submission to the above-mentioned jurisdiction shall not (and shall not be construed so as to) limit the right of the Lender to take Proceedings against the undersigned in whatsoever jurisdictions shall to it seem fit nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

                                                  New Era Foods, Inc.

                                                  By:_______________________
                                                          Title:

                                                  By:________________________
                                                          Title:

                                                  Address: 40 Underhill Blvd.
                                                           Syosset, NY  11791

                                     -E-4-

                 ATTACHMENT TO PROMISSORY NOTE - REVOLVING BASIS
                   IN THE MAXIMUM AMOUNT OF-US $1,000,000.00.

                                     BETWEEN

                        THE VENEZUELA RECOVERY FUND N.V.

                                       AND

                               NEW ERA FOODS, INC.

                                              UNPAID
DATE        INTEREST   AMOUNT      AMOUNT     PRINCIPAL     DATE      NOTATION
OF          RATE       OF ADV.      OF        BALANCE       OF        MADE BY/
ADVANCE     (%p.a.)                REPAY      OF LOAN       MATURITY  DATE

                                     -E-5-
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